FOR IMMEDIATE RELEASE

COMPANY CONTACT:

Robert L. LaPenta, Jr.
Vice President - Chief Accounting Officer and Treasurer
(609) 387-7800 ext. 1216

BURLINGTON COAT FACTORY REPORTS
SECOND QUARTER SALES AND NET INCOME
AND DECEMBER SALES

Burlington, NJ - January 4, 2006 - Burlington Coat Factory Warehouse Corporation (NYSE-BCF) today reported its net income and sales for the second quarter ended November 26, 2005 and its comparative store sales for the five weeks ended December 31, 2005.

For the three months ended November 26, 2005, income from continuing operations was $45.4 million, or $1.01 per share. This compares with income from continuing operations of $41.5 million, or $0.93 per share, for the corresponding period ended November 27, 2004.

Sales for three months ended November 26, 2005 were $945.4 million compared with sales of $872.0 million during the corresponding period ended November 27, 2004. Comparative store sales for the quarter increased 5.3%. Total sales for the quarter increased 8.4% over the comparative quarter of the prior fiscal year.

Sales for the six months ended November 26, 2005 were $1.60 billion compared with sales of $1.45 billion during the corresponding period ended November 27, 2004. Comparative store sales for the six months increased 6.8%. Total sales for the comparative six months increased 10.4% over the comparative six months of the prior fiscal year.

During the six months ended November 26, 2005, the Company opened eight Burlington Coat Factory stores and three free standing MJM Designer Shoe stores. An additional five Burlington Coat Factory stores were relocated during the first six months of the current fiscal year to locations within the same trading market. Two Burlington Coat Factory stores and one Luxury Linens store were closed during the first six months of the current fiscal year. The Company also has three Burlington Coat Factory stores that remain temporarily closed due to damage caused by Hurricanes Katrina and Wilma. Two of these stores are located in New Orleans and the other store is located in southern Florida. The Company has not yet determined when these stores will reopen. The Company anticipates opening an additional Burlington Coat Factory store during the remainder of the current fiscal year. In addition, two stores are expected to be relocated to new locations within the same trading market. For the five weeks ended December 31, 2005, total sales were $595.3 million, an 8.8% increase over the comparative period of the prior year, including a comparative store sales increase of 7.5%.

During the second quarter of fiscal 2006, the Company recorded a miscellaneous loss due to hurricanes Wilma and Katrina in the amount of $3.5 million related to insurance deductibles and to the net book value of leasehold improvements not reimbursable under the Company's insurance due to the fact that such leasehold improvements are expected to be replaced by the Company's landlords. The Company is insured at the selling price of inventory and the replacement cost of fixed assets.

Burlington Coat Factory operates 367 stores (exclusive of the three stores temporarily closed due to hurricane damage) in 42 states, principally under the name "Burlington Coat Factory".

The Company plans to hold a conference call regarding the second quarter results at 10:00 A.M. Eastern time on Thursday, January 5, 2006. To listen to the call, visit the Company's website at www.burlingtoncoatfactory.com. The call will be available for replay on the Company's website.

Statements made on the press release that are forward-looking (within the meaning of the Private Securities Litigation Reform Act of 1995) are not historical facts and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: general economic conditions; consumer demand; consumer preferences; weather patterns; competitive factors, including pricing and promotional activities of major competitors; the availability of desirable store locations on suitable terms; the availability, selection and purchasing of attractive merchandise on favorable terms; import risks; the Company's ability to control costs and expenses; unforeseen computer related problems; any unforeseen material loss or casualty; the effect of inflation; and other factors that may be described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(All amounts in thousands, except per share data)

	Three Months Ended

	26-Nov-2005		27-Nov-2004
	(Unaudited)		(Unaudited)
REVENUES:
Net Sales	$945,409	100.00%	$872,025	100.00%
Other Revenue	8,517	0.90%	7,941	0.91%
	-----------------		-----------------
	953,926	100.90%	879,966	100.91%
	-----------------		-----------------

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation)	588,721	62.27%	540,187	61.95%
Selling and Administrative Expenses	264,737	28.00%	251,960	28.89%
Depreciation	22,435	2.37%	22,826	2.62%
Interest Expense	1,405	0.15%	1,778	0.20%
Other (Income) Loss, Net	2,611	0.28%	(4,843)	-0.56%
	-----------------		-----------------
	879,909	93.07%	811,908	93.11%
	-----------------		-----------------
Income From Continuing Operations Before Provision for Income Tax	74,017	7.83%	68,058	7.80%

Provision for Income Taxes	28,644	3.03%	26,585	3.05%
	-----------------		-----------------
Net Income From Continuing Operations	45,373	4.80%	41,473	4.76%
	-----------------		-----------------
Net Income (Loss) From Discontinued Operations, Net of Tax (Benefit) Provision	--	0.00%	222	0.03%
	-----------------		-----------------
Net Income	45,373	4.80%	41,695	4.78%

Net Unrealized Gain (Loss) on Non- Marketable Securities, Net of Tax	(2)	-0.00%	--	0.00%
	-----------------		-----------------
Total Comprehensive Income	$45,371	4.80%	$41,695	4.78%
	==========		==========

Basic and Diluted Earnings Per Share:

Basic and Diluted Income Per Share from Continuing Operations	$1.01		$0.93
Basic and Diluted (Loss) from Discontinued Operations	0.00		0.00
	-----------------		-----------------
Basic and Diluted Net Income Per Share	$1.01		$0.93
	=========		=========

Basic Weighted Average Shares Outstanding	44,773,412		44,645,790
Diluted Weighted Average Shares Outstanding	44,950,161		44,752,652

Dividends Per Share	$0.04		--
	=========		=========
BURLINGTON COAT FACTORY WAREHOUSE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(All amounts in thousands, except share data)

	Six Months Ended

	26-Nov-2005		27-Nov-2004
	(Unaudited)		(Unaudited)
REVENUES:
Net Sales	$1,596,257	100.00%	$1,446,205	100.00%
Other Revenue	15,841	0.99%	14,320	0.99%
	----------------		----------------
	1,612,098	100.99%	1,460,525	100.99%
	----------------		----------------

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation)	1,014,056	63.53%	912,128	63.07%
Selling and Administrative Expenses	499,251	31.28%	467,498	32.33%
Depreciation	45,063	2.82%	44,171	3.05%
Interest Expense	3,168	0.20%	3,572	0.25%
Other (Income) Loss, Net	2,492	0.15%	(5,595)	-0.39%
	----------------		----------------
	1,564,030	97.98%	1,421,774	98.31%
	----------------		----------------

Income From Continuing Operations Before Provision for Income Tax	48,068	3.01%	38,751	2.68%

Provision for Income Tax	18,602	1.17%	14,695	1.02%
	----------------		----------------
Income From Continuing Operations	29,466	1.84%	24,056	1.66%

Net Loss From Discontinued Operations, Net of Tax	--	0.00%	(1,042)	-0.07%
	----------------		----------------
Net Income	29,466	1.84%	23,014	1.59%

Net Unrealized Gain (Loss) on Non- Marketable Securities, Net of Tax	(2)	-0.00%	1	0.00%
	-----------------		-----------------
Total Comprehensive Income	$29,464	1.84%	$23,015	1.59%
	==========		==========

Basic and Diluted Earnings Per Share:

Basic and Diluted Income Per Share from Continuing Operations	$0.66		$0.54
Basic and Diluted Loss from Discontinued Operations	0.00		(0.02)
	-----------------		-----------------
Basic and Diluted Net Income Per Share	$0.66		$0.52
	==========		==========

Basic Weighted Average Shares Outstanding	44,773,108		44,640,819
Diluted Weighted Average Shares Outstanding	44,952,741		44,731,072

Dividends Per Share	$0.04		$0.04
	==========		==========